SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

STEINWAY MUSICAL INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(781) 894-9770

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

5.1  On February 4, 2004, Steinway Musical Instruments, Inc. issued a release, attached hereto as exhibit 99.1, announcing that it repurchased 1,271,450 shares of its ordinary common stock in exchange for $29.0 million in principal amount of its 8.75% senior notes, which were issued at 106.3%.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1

Press release dated February 4, 2004 regarding Steinway Musical Instruments, Inc.’s repurchase of 1,271,450 shares of its ordinary common stock in exchange for $29.0 million in principal amount of its 8.75% senior notes, which were issued at 106.3%.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 4, 2004	STEINWAY MUSICAL INSTRUMENTS, INC.

	By:	/s/ Dana D. Messina

Name: Dana D. Messina
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release dated February 4, 2004 regarding Steinway Musical Instruments, Inc.’s repurchase of 1,271,450 shares of its ordinary common stock in exchange for $29.0 million in principal amount of its 8.75% senior notes, which were issued at 106.3%.